Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Zila, Inc.
Phoenix, Arizona
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-134860, No. 333-139967 and No. 333-139698) and Form S-8 (No. 33-32805, No. 333-02857, No. 333-02859, No. 333-42769, No. 33-32970, No. 333-54958, No. 333-54960, No. 333-108754 and No. 333-124671) of Zila, Inc. of our reports dated October 12, 2007, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Zila, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Phoenix, Arizona
October 12, 2007